Filed with the Securities and Exchange Commission on October 27, 2004

                                                                                                                                Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM SB-2 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIRST CHINA REDEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	6552	20-101475

State or other	Primary Standard	IRS Employer Identification
jurisdiction of	Industrial Classification	Number (“EIN”)
Incorporation	(“SIC Number”)

99 Derby Street
Suite 200
Hingham, MA  02043
(781) 834-0622
(781) 834-0623 Fax
(Name, address and telephone number of principal executive offices and place of business)

Frank G. Wright
99 Derby Street
Suite 200
Hingham, MA  02043
(781) 834-0622
(Address and telephone number of agent for service)

Copies to:
Charles B. Jarrett, Jr.,  Esquire
Griffith, McCague & Wallace, P.C.
The Gulf Tower, 38th Floor
707 Grant Street
Pittsburgh, PA  15219
(412) 803-3690
(412) 803-3678 Fax

Approximate date of distribution to the public:  As soon as practicable after the effective date of this Registration Statement.

                If this form is filed to register additional securities for an offering  pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. ☐

                If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $0.001 par value	2,000,000	$0.001(2)	$2,000.00(2)	$666.67(2)

(1)	Shares of Common Stock of the Registrant being distributed to shareholders of Innovation International, Inc.

(2)	Based upon the par value of Registrant’s shares of Common Stock solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

PROSPECTUS
First China Redevelopment Corporation

2,000,000 Shares of Common Stock

                First China Redevelopment Corporation , a Nevada corporation (the “Company”) proposes to distribute 2,000,0000 shares of its Common Stock (the “shares”) to the shareholders of Innovation International, Inc. (“Distributees”). Distributees will not be required to pay for the shares, which will be distributed without charge on a pro rata basis to the number of shares of Innovation International, Inc. owned by each Distributee.  Distribution will be made by directors and officers on behalf of the Company, and there will be no brokers, dealers or underwriters involved in the distribution. The distribution will be made as provided in an agreement among the Company, Innovation International, and Zhang, Wei, the owner of the majority of the registered capital of Shanghai Hua Kai Estate Investment Company Limited, a private company organized under the laws of the Republic of China, and representaive of the holders of the balance of Hua Kai registered  capital.  See “Plan of Distribution” on page 6 of this prospectus. The Company is registering on a Form SB-2 filed with the Securities and Exchange Commission the 2,000,000 shares to be distributed.  Distribution will be made directly by the Company through its officers and directors.

                The Company’s address is 99 Derby Street, Hingham, Massachusetts  02043, and its telephone number is (781) 834-0622.

                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _____________, 2004

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus. All descriptions and other matters relating to shares are as of the date of this prospectus unless otherwise specified. You should carefully consider the information set forth under “Risk Factors” beginning on page 2 of this prospectus.

First China Redevelopment Corporation
(the “Company”)

The Company was incorporated by Innovation International, Inc. (“Innovation”) under the laws of the State of Nevada on April 16, 2004 for the purpose of acquiring 100% of the registered capital of Shanghai Hua Kai Estate Investment Company, Limited (“Hua Kai”). The Company has agreed to acquire Hua Kai in exchange for 18,000,000 shares of common stock, par value $0.001 (“shares”) pursuant to an agreement dated June 15, 2004 among Innovation, Zhang, Wei, owner of the majority of the registered capital of Hua Kai and representative of the holders of the balance and the Company (“Agreement”). The 18,000,000 shares to be exchanged for Hua Kai registered capital pursuant to the Agreement are not covered by this prospectus or the registration statement. A copy of that Agreement has been filed with the SEC. See “Where You Can Find More Information” on page 11.

The Company will distribute 2,000,000 shares at no charge or expense to shareholders of Innovation (“Distributees”), also pursuant to the terms of the Agreement. No other persons are being offered shares by this prospectus. After the exchange for Hua Kai and this distribution, there will be 20,000,000 shares outstanding, 18,000,000 or 90% of which will be owned by the present owners of Hua Kai (5 residents of China and 2 residents of England) and 2,000,000 or 10% by the Distributees, all residents of the United States. While the Company intends to apply to have its common stock quoted on the OTC Bulletin Board, there is no guarantee that it will be granted or that the stock will ever be listed on any exchange. See “Market for Common Equity and Related Shareholders Matters” on page 10.

The Company will receive no funds from the Distributees. All expenses, such as legal and accounting fees and expenses of mailing, will be paid by Innovation Capital Partners ("ICP").  ICP has incurred expenses of $132,000 for accounting and legal fees, printing and a registration fee in connection with this distribution. It has been reimbursed by Zhang,Wei.  ICP has no interest in the Company or in Hua Kai.  Frank Wright, a principal of ICP, will become a shareholder of the Company by virtue of of his ownership of Innovation Shares.  Additional expenses estimated to amount to $66,000 are expected to be incurred.

The Company will distribute shares directly to the Distributees on a pro rata basis to the shares of Innovation each owns as of the date of this prospectus (one share of Company stock for each 39.5 shares of Innovation). There are no underwriters or broker-dealers involved, and no fees or commissions will be paid to any person.

1

Distributees will not have to surrender or otherwise change any of their Innovation shares.

The Summary Financial Information below has been taken from audited financial statements as of June 30, 2004 (Company) and December 31, 2003 (Hua Kai) and unaudited statements as of June 30, 2004 (Hua Kai).

		Company		Hua Kai		Pro Forma
		6/30/04	6/30/04		12/31/03	6/30/04
•	Current Assets	$2,000	$2,583,057		$2,662,458	$2,585,057
•	Noncurrent Assets	$0	$174,725		$338,567	$378,232
•	Current Liabilities	$2,750	$1,151,322		$1,335,390	$1,154,071
•	Gross Revenues	$0	$1,282,901		$5,767,133	$1,282,901
•	Gross Profits	$0	$518,009		$798,196	$521,630
•	Net Profit (Loss)
	from Operations	$(750)	$522,380		$873,396	$521,630
•	Net Loss (Gain)	$(750)	$510,462		$840,184	$509,712

RISK FACTORS

Distributees should carefully consider the risks described below and all other information contained in this prospectus before accepting the shares. The Company is recently formed, incorporated in the State of Nevada on April 16, 2004, with no business activity to date.

  PROFITABILITY

  Real estate development is subject to many factors affecting revenues.

Revenue from portfolio properties and their values may be adversely affected by general economic conditions, including business levels and unemployment, oversupply of local real estate or reduction in demand for similar properties, affordability of competitive, alternative properties, governmental regulations and zoning laws. Future revenues will depend on development and marketing of viable properties in order to generate revenues. Decline in revenues will adversely affect profitability and could cause the shares to decrease in value.

  CONTROL

  A small number of shareholders will own an aggregate of 90% of the outstanding shares of the company, thereby controlling all its activities.

Officers and directors will be principal shareholders, controlling all matters requiring shareholder approval. They will elect all directors and have the power to delay, defer or prevent a change in control, a merger, consolidation, sale of assets or other corporate actions or discourage a potential acquirer from making an offer. This could cause the value of the stock to decline materially.

  NEED FOR ADDITIONAL FINANCING

Without raising additional capital, the Company may be unable to continue operations.

If the Company does not increase capital by means of retained earnings, it may have to raise capital through additional financing. The real estate development business is capital intensive, requiring significant up-front expenditures to acquire, develop and market land. If capital requirements vary materially from those planned, the Company may require additional financing. There can be no assurance that the Company will have access to funds to finance future growth or, if available, on terms acceptable to it. Additional equity funding may dilute the interest of present shareholders, and debt financing could impose restrictions on dividends and other financial and operations matters. Such an event could cause the value of the Company's stock to decline or even become worthless.

  COMPETITION

  The Company is faced with severe competition from established developers and others in the real estate business.

The real estate industry is highly competitive in obtaining and financing desirable properties, acquiring raw materials and finding skilled labor. Much of the Company's competition is larger and often better financed with greater access to capital markets. The Company will also compete for tenants and buyers of the portfolio properties it owns and operates. Increased competition could result in increased costs for marketing and building and customer services along with reductions in pricing. This could result in a significant negative effect on profits which in turn could adversely affect stock prices and value.

  LIMITED MARKET/VOLATILITY OF STOCK PRICES

  Failure to establish a market for the Company's shares could adversely affect their price.

There is presently no trading market for the Company's stock. While it intends to apply to have the shares quoted on the Over the Counter Bulletin Board ("OTCBB"), there can be no assurance when or if such quotation will become effective or the effect on the price of the stock or that an active trading market will be developed or sustained. If a market is not developed, shareholders may be unable to sell their shares. There also may be significant volatility in the market as is typical for new public companies.

  LIMITED OPERATING HISTORY

  The Company has no historical basis for success of operations.

Although Hua Kai has been in business for several years, the Company is essentially a new venture. Hua Kai is not and never has been publicly owned and limited operating history as a public company inhibits an effective evaluation of future profitability. As a result, the Company's financial objectives must be considered speculative. Failure to reach its goals could render its stock valueless.
  GOVERNMENT REGULATION

  The Company's operations are subject to various laws and government regulations which could have a negative impact on earnings and growth.

Although the Company and Hua Kai are in compliance with the existing laws and regulations, such as zoning laws, future laws, rules and regulations could materially impact operations. Negative impact on future growth could decrease revenues or increase costs and have a materially adverse impact on profit.

  CURRENCY EXCHANGE RATE

  Elements affecting the currency market could have an adverse effect on the China real estate market.

Currently the exchange rate of Chinese currency is linked to the U.S. Dollar at a fixed rate. Under the terms of the World Trade Organization Agreement, the currency will be required to float at some point in the future. Depending upon the elements affecting the currency market, there could be an adverse effect on the Chinese real estate market, which would adversely affect the price of the stock.

  LIABILITY AND UNINSURED LOSS

  An uninsured loss or loss in excess of insured limits under general liability or excess liability could have a material adverse effect on Hua Kai's business causing a decrease on the value of the stock.

It is an economic business practice in China not to carry liability insurance. Hua Kai does not carry comprehensive liability and all risk (at full replacement cost) insurance on all of the properties it owns with policy specifications, insured limits and deductibles customarily carried for similar properties. An uninsurable (or excess) loss could materially adversely affect the Company's ability to continue business, causing the stock value to diminish or even become worthless.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. These are not historical facts but are largely estimates based on current expectations and projections about the industry and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" are intended to identify forward-looking statements.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company's control, are difficult to predict and could cause actual results to differ materially from those expressed, implied or forecast in the forward-looking statements. In addition, the forward-looking events discussed in this prospectus might not occur. The risks and uncertainties include, among others, those described under "Risk Factors" and elsewhere in this prospectus. Distributees are cautioned not to place undue reliance on these forward-looking statements which reflect management's view only as of the date of this prospectus.

DILUTION

There will be no dilution in the value of the shares received by the Distributees by virtue of the distribution.

PLAN OF DISTRIBUTION

The shares and a copy of the prospectus will be distributed directly to the Distributees by the Company within seven business days following the date on which the registration statement has been declared effective. Distribution will be on a pro-rata basis (one share of the Company for each 39.5 shares of Innovation) to the shares of Innovation that the Distributees now own (rounded up to the nearest whole share) and will be made by officers and directors of the Company by registered mail. None of them are associated in any capacity with a broker-dealer, are under any statutory disqualification, or will receive compensation for handling the distribution; and their activities will be limited to mailing share certificates and a prospectus to Distributees. They will make no solicitations and will act solely in their capacity as officers or directors of the Company. The Company is obligated to distribute these shares under the terms of an agreement dated June 15, 2004 among Innovation, the Company, Zhang, Wei, owner of the majority of the registered capital of Shangai Hua Kai Estate Investment Company Limited ("Hua Kai") and representative of the owners of the balance ("Agreement"). The Agreement obligates the Company to issue to the Distributees 2,000,000 shares of common stock upon the effectiveness of the registration statement of which this prospectus is a part. No shares have been issued to Innovation, and Innovation has no rights to acquire any. The Distributees will receive a copy of this prospectus together with a certificate representing the number of Company shares to which each is entitled based upon the number of shares of Innovation owned as of the date of this prospectus (one Company share for each 39.5 Innovation shares). The shares will be fully paid, non-assessible and not subject to any fee or charge. No fractional shares will be distributed.

     The Company is also obligated under the terms of the Agreement to issue 18,000,000 shares to the Owners in exchange for their registered capital. Those shares are not a part of this prospectus and are not being registered. They will be restricted and may not be publicly traded unless they are registered or qualify for exemption from registration.

 Innovation has no ownership or other interest in the shares to be distributed and will have no control over or participation in any of the Company's activities. It will receive no fees, commissions or other consideration with respect to the distribution. Its only involvement will be to provide a list of its shareholders to the Company so that it can distribute the shares to the Distributees. For this reason, the Company does not believe Innovation is an underwriter with respect to the shares and warrants. Nonetheless, the Company feels it is important that the Distributees know the extent of its involvement. The Company is making this distribution in an effort to deliver value to its shareholders by acquiring the registered capital of Hua Kai. At present, Innovation, other than arranging acquisitions and distributions of this nature, conducts no business operations, nor has it done so for the past several years. It was formed in 1983 and engaged in software and equipment sales from 1987 until 1992.

USE OF PROCEEDS

The Company will receive no proceeds from the distribution. On the contrary, there will be a net expense for attorneys' fees, accounting fees, printing and mailing. ICP will bear all such expenses, but it will be reimbursed by Zhang, Wei. A total of $132,000 has been incurred by ICP (and reimbursed) to date.  An additional $66,000 is anticipated.

PLAN OF OPERATIONS

Hua Kai has been in business since December 1996 engaged in conducting real estate development in the Peoples Republic of China ("China"). It has focused on real estate in Shanghai. The Company will continue these functions. See "Description of Business" below.  As opportunities arise, the Company may expand its real estate activities through Hua Kai or additional subsidiaries to be formed or acquired. The Company does not anticipate that it will directly perform any business activity.

DESCRIPTION OF BUSINESS

The Company was founded as a Nevada corporation on April 16, 2004. There have been no bankruptcy, receivership or similar proceedings affecting the Company. It has conducted no business activities as of the date of this prospectus. Its business activities will be conducted through Hua Kai, a wholly owned subsidiary after the effectiveness of the acquisition of its shares. Hua Kai operates traditional real estate projects in China (particularly Shanghai) with the majority of its business coming from local government to provide coordinating service for real estate companies, such as land transferals and moving and rehousing existing residents. The three principal areas (100% of its business) are:

1. Housing Clearance and Rehousing. Hua Kai is appointed by developers or government agencies to relocated families from housing areas scheduled for demolishing/redevelopment . It is a difficult, complicated and time-consuming process (ie: 10-12 months to move 3,000 families) and so there is a need for specialist expertise like Hua Kai's. Hua Kai has an excellent reputation as well as established relationships with officials in the Shanghai government, which helps in the company securing the business. There are extensive plans for the redevelopment of Shanghai and the government has a long-term requirement for re-housing services of the type provided by Hua Kai. Removed familes can choose money, a new apartment of a similar size to their old house, or a smaller apartment plus some money. The government pays Hua Kai an agreed service fee for undertaking this work.

Hua Kai has been able to re-house families cheaper than its competitors are able to, so it has and continues to win contracts. This is because Hua Kai commissions replacement apartments to be built to a budget on Hua Kai-owned land, as opposed to buying apartments on the open market. The cost of these apartments is inflated when quoted to the government.

If Hua Kai is not able to use all of the apartments it builds for a particular re-housing project, it has a ready customer for any surplus apartments in the Shanghai government who will buy them for future re-housing projects as its apartments are usually cheaper than those in the market place. Similarly, if surplus apartments appear on th emarket from time to time, Hua Kai will sometimes buy them to use for future rehousing.

After all the buildings have been demolished on the development site, Hua Kai will remove all of the old pipe works/other facilities so the government is able to sell the developer a clean site (at a higher price) ready for new building.

2. Hua Kai buys land on the open market or through auction. This land is then either developed and the offices/shops/apartments that it builds are sold or, the land is sold undeveloped when the market price provides sufficient return.

3. Hua Kai's business will search and find land or properties on behalf of clients. Hua Kai will buy the land/property and sell it to the Client at a higher price. Hua Kai will also speculate on property for its own benefit if it spots a bargain in the market - this property will then be sold on at a profit.

The above three business areas make up 100% of Hua Kai's operations.

Since establishment, the scale of Hua Kai's real estate business development has grown steadily. The company has completed several real estate development projects located in center Shanghai and its suburb areas, such as the Hang Ahan building on Nanjing Road, and Hua Shan Road project. The total construction area is more than 400,000 square meters. The project investment is up to 0.3 billion RMB approximately or $ U.S. 38,811,000 at the current exchange rate.

In summary, the goal of Hua Kai is to be the pioneer of the Shanghai rehousing market and gradually to become one of the market leaders in the future of Chinese real estate market. Recently, besides the investment in the construction of residential buildings, Hua Kai has also started to invest outside of Shanghai, with projects in Jiang Shu province and Shan Xi province.

DESCRIPTION OF PROPERTY

The only office of the Company is located at 99 Derby Street, Suite 200, Hingham, MA 02043 which is subleased from Mr. Wright for a rent of $200.00 per month on a month to month basis. This space is fully equipped with telephone, fax, computer and email facilities and is considered adequate for the Company's present and future needs.

Hua Kai maintains two offices in Shanghai, 43 Lane 545, Chang Shu Road and 1 Lane 272, Ju Lu Road. Both are fully equipped and deemed adequate for the Company's needs.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The directors and principal officers, their ages and principal occupation for the past five years are:

			Director/Officer
Name	Age	Position with the Company	Since	Business Experience

Frank G. Wright	69	Director, President		Independent Investor;
Hingham, MA		and Chief Executive		CEO of Innovation and
		Officer	2004	General Partner,
				Innovation Capital
				Partners*

Lee B. Wright	34	Secretary	2004	General Partner,
Hingham, MA				Innovation Capital
				Partners*

* Mr. and Mrs. Wright have held these positions for the past five years. Innovation Capital Partners is a private firm engaged in consulting and investment activities. As general partners, Mr. and Mrs. Wright are responsible for all its activities.

After the closing date, the present directors and officers of the Company will resign. The shareholders will elect a new Board of Directors who in turn shall appoint new officers of the Company. It is anticipated that Zhang, Wei will be elected a Director and President and Xiao, Bei Lei will be elected Controller. Zhang, Wei has been principal owner and President of Hua Kai since its inception in 1996. Xiao, Bei has been chief of accounting functions of Hua Kai since its inception.

EXECUTIVE COMPENSATION

The Company has paid no fees, salaries or other compensation to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has issued no stock. Zhang, Wei owns 90% of Hua Kai's registered capital. He will own 16,200,000 shares of Company stock or 81% of the total outstanding after completion of this distribution and the exchange. No other person will own more than 5% of the Company shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company subleases its office space from Mr. Wright. See "Description of Property" on page 8. Except for Frank G. Wright, no shareholder, director or officer of the Company is a shareholder, director or officer of Innovation. Mr. Wright is a Director, President and Chief Financial Officer of the Company and director and President of Innovation. He owns no stock in the Company; but, as a shareholder of Innovation International, he will receive his pro rata share of the common stock offered by this prospectus when the distribution is made. Officers and directors, including Mr. Wright, will assist in the distribution of shares; they will receive shares (total approximately 504,690) in the distribution solely in proportion to their ownership of Innovation and not as compensation or promoter's shares.  See "Plan of Distribution" on page 6.

DESCRIPTION OF SECURITIES OFFERED

The Company is distributing 2,000,000 shares of common stock, par value $0.001 to the Distributees. Authorized capital is 100,000,000 shares of common stock, par value $0.001. The shares of common stock will be distributed to the Distributees at no cost to them in proportion to the number of shares of Innovation International held by them which is one share of the Company stock for each 39.5 shares of Innovation. As of the date of this prospectus, there were no shares of common stock issued and outstanding.

Each shareholder of common stock is entitled to one vote at meetings of shareholders and to participate equally and ratably in all dividends declared and in all property or assets that may be distributed to holders of shares of common stock in the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company. Shareholders do not have preemptive rights to purchase securities offered for sale nor any subscription or conversion rights or cumulative voting rights in the election of directors.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is presently no public trading market for the Company's stock, and there is no trading history. Upon the effectiveness of the registration statement of which this prospectus is a part, the Company will file a registration statement on Form 8-A with the Securities and Exchange Commission ("SEC"), thereby registering the common stock pursuant to Section 12 of the Securities and Exchange Act of 1934 ("1934 Act"). At such time, the Company will become a reporting company subject to the requirements of the 1934 Act and will apply to have the common stock quoted on the OTC Bulletin Board. The Company cannot predict if or when such listing will become effective or the effect on the price of the stock or the extent of the development of a market for the stock. As of the date hereof, none of the shares are subject to outstanding options to purchase or convertible into common stock. All of the shares to be issued to the Owners will be restricted and may be sold only through registration under the Securities Act of 1933 ("1933 Act") or pursuant to some exemption from such registration. The shares that Distributees receive will be freely tradable. No other shares are being publicly offered. There can be no guarantee that a market will develop for the Company's common stock even after quotation on the OTC Bulletin Board is accomplished. If no market develops, shareholders may be unable to sell their shares.

Dividends may be payable in the future out of funds legally available for such purpose at the discretion of the Board of Directors.

A majority vote is required on all corporate action which means holders of a majority (more than 50%) of the outstanding shares can elect directors as they choose and remaining shareholders will not be able to elect directors. Shares may be issued only as fully paid and non-assessable.

The Company will act as its own transfer agent until such time as this registration becomes effective. At that time, it intends to retain an independent, registered transfer agent.

INTEREST OF NAMED EXPERTS AND COUNSEL

The experts named in the registration statement and prospectus were not hired on a contingent basis and have no direct or indirect interest in the Company. The attorneys and accountants will not receive any shares in the distribution.

LEGAL PROCEEDINGS

The Company is not involved in any legal proceedings at this time.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has engaged Sprouse & Anderson, LLP., Austin, Texas, as independent certified accountants. There are no disagreements with them nor has the Company changed accountants.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Certificate of Incorporation and By-Laws provide that the liability of officers and directors for monetary damages shall be limited to the fullest extent provided by Nevada law which includes limitation of liability for monetary damages for the defense of civil or criminal actions.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (Company) pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

LEGAL MATTERS

The Company's attorneys, Griffith, McCague & Wallace, P.C., The Gulf Tower, 38th Floor, 707 Grant Street, Pittsburgh, PA 15219, have passed upon the legality of the common stock and warrants to be distributed in this distribution.

EXPERTS

The financial statements as of June 30, 2004 and for the period from inception to June 30, 2004 respectively, included in this prospectus have been audited by Sprouse& Anderson LLP, independent certified public accountants as set forth in their reports. The audited financial statements have been included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Prior to the date of this prospectus, the Company was not required to file any reports with the SEC. After the effective date of the registration statement date of which this prospectus is a part, the Company will be required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the 1934 Act. In addition, the complete registration statement with respect to this offering with all exhibits is filed with the SEC.

Any person may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington DC 20549. Information may be obtained from the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

Please note that the registration statement, of which this prospectus is a part, contains additional information. In addition, the registration statement includes numerous exhibits containing information about the Company. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

INDEX TO FINANCIAL STATEMENTS

FIRST CHINA REDEVELOPMENT CORPORATION
FOR THE PERIOD APRIL 16, 2004 (INCEPTION)
THROUGH JUNE 30, 2004
Page
INDEPENDENT AUDITORS' REPORT	F-1
Balance Sheet	F-2
Statement of Income	F-3
Statement of Cash Flows	F-4
Notes to Consolidated Financial Statements	F-5 - to F-7

FIRST CHINA REDEVELOPMENT CORPORATION AND
SUBSIDIARY SHANGHAI HUA KAI ESTATE INVESTMENT CO.
CONDENSED PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2004

PRO FORMA FINANCIAL INFORMATION

Balance Sheet
as of June 30, 2004	F-27

Statement of Operations
For Six Months Ended June 30, 2004	F-28

FIRST CHINA REDEVELOPMENT CORPORATION
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS' REPORT

FOR THE PERIOD APRIL 16, 2004 (INCEPTION)
THROUGH JUNE 30, 2004

FIRST CHINA REDEVELOPMENT CORPRATION

(A DEVELOPMENT STATE COMPANY)

FIRST CHINA REDEVELOPMENT CORPORATION
FOR THE PERIOD APRIL 16, 2004 (INCEPTION)
THOUGH JUNE 30, 2004
Page
INDEPENDENT AUDITORS' REPORT	F-1

FINANCIAL STATEMENTS

Balance Sheet	F-2
Statement of Income	F-3
Statement of Cash Flows	F-4
Notes to Financial Statements	F-5 - to F-7

Board of Directors First China Redevelopment Corporation

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of First China Redevelopment Corporation (Company), a development stage company, as of June 30, 2004, and the related statements of operations and changes in retained earnings (deficit), and cash flows for the period from April 16, 2004 (inception) through June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of the Company as of June 30, 2004 and the results of its operations and its cash flows, for the period from April 16, 2004 (inception) through June 30, 2004 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company does not have sufficient cash to indefinitely sustain operating losses, as such, if additional financing is not obtained, further development of the business may be delayed. The Company is essentially a new venture. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

SPROUSE & ANDERSON, L.L.P.
September 14, 2004 Austin, Texas
F-1

FINANCIAL STATEMENTS

FIRST CHINA REDEVELOPMENT CORPRATION
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

JUNE 30, 2004

ASSETS

CURRENT ASSETS
Cash	$2,000
Total Current Assets	2,000

TOTAL ASSETS	$2,000

CURRENT LIABILITIES
Accounts payable to officer	$2,750
Total Current Liabilities	2,750

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value;100,000,000
authorized shares; -0- issuedand outstanding	-0	-
Retained earnings (deficit)	(750)
Total Stockholders' Equity(Deficit)	(750)

TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)	$2,000

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

F-2

FIRST CHINA REDEVELOPMENT CORPRATION

(A DEVELOPMENT STAGE COMPANY)

     STATEMENT OF OPERATIONS AND CHANGES IN RETAINED EARNINGS (DEFICIT)

FOR THE PERIOD FROM

APRIL 16, 2004 (INCEPTION) THROUGH JUNE 30, 2004

REVENUE	$-0-
EXPENSES
Organization expense	(750)
Total Expenses	(750)
NET LOSS	$(750)
BEGINNING RETAINED EARNINGS (DEFICIT)	-0	-
ENDING RETAINED EARNINGS (DEFICIT)	$(750)

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

F-3

FIRST CHINA REDEVELOPMENT CORPRATION
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM
APRIL 16, 2004 (INCEPTION) THROUGH JUNE 30, 2004

CASH FLOW FROM OPERATIONS
Net loss	$(750)
Increase in liabilities:
Accounts payable to officer	2,750
NET CASH PROVIDED BY OPERATING ACTIVITIES	2,000
CASH AND CASH EQUIVALENTS, Beginning of period	-0	-
CASH AND CASH EQUIVALENTS , End of period	$2,000
TAXES PAID	$-0-
INTEREST PAID	$-0-

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

F-4

NOTES TO FINANCIAL STATEMENTS

FIRST CHINA REDEVELOPMENT CORPRATION
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM
APRIL 16, 2004 (INCEPTION) THROUGH JUNE 30, 2004

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

First China Redevelopment Corporation ("the Company"), a development stage entity, was incorporated in Nevada on April 16, 2004, by its incorporator, Innovation International, Inc.
("Innovation"). On June 15 th , 2004, the Company executed an agreement to acquire 100% of the equity of Shanghai HuaKai Estate Investment Company, Ltd. in exchange for 18,000,000 shares of the Company's $.001 per value common stock.

Pursuant to an agreement dated June 15, 2004, the Company is obligated to issue and distribute 2,000,000 shares of its $.001 per value common stock ratably to the shareholders of its incorporator, Innovation International, Inc.

Actual distribution pursuant to the Company's obligation to distribute 2,000,000 shares of its common stock to the Innovation shareholders is not contingent, not rescindable and not in any way subject to reversal, but may be delayed only until a registration statements on SEC form
SB-2 to be filed in connection therewith has become effective. No shares were issued or outstanding at June 30, 2004.

BUSINESS COMBINATION

Effective June 15, 2004, the Company agreed to acquire 100% of the outstanding common stock of Shanghai HuaKai Estate Investment Company, Ltd. The acquisition cannot be closed until the effective date of a registration statement to be filed with the SEC in connection with the exchange and distribution described above. Therefore, the exchange transaction represents a business to be acquired and not a completed transaction. Accordingly, no accounting is made in these financial statements for the exchange and distribution.

ACCOUNTING BASIS

The Company prepares its financial statements on the accrual basis of accounting.

The Company, per FASB Statement No. 7, is properly accounted for and reported as a development stage enterprise. Substantially all of the Company's efforts since its formation have been devoted to negotiating and implementing the June 15 th Agreement. No revenue has been earned as of the balance sheet date. All costs of the negotiation and implementation of the June 15 th agreement have been paid by a related party.

F-5

FIRST CHINA REDEVELOPMENT CORPRATION
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM
APRIL 16, 2004 (INCEPTION) THROUGH JUNE 30, 2004
NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
ESTIMATES
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.
REVENUE RECOGNITION
The Company will adopt a revenue recognition policy once significant operations commence.
CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents.
INCOME TAXES
The Company has adopted Statement of Financial Accounting Standards No. 109
"Accounting for Income Taxes". Statement of Financial Accounting Standards No. 109
"Accounting for Income Taxes" requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes (a) the amount of taxes payable or refundable for the current year and (b) deferred tax liabilities and assets for future tax consequences of events that have been recognized in the financial statements or tax returns.
NOTE 2:	RELATED PARTY TRANSACTIONS
The Company is indebted to its interim CEO in the amount of $2,750 for amounts advanced to the Company.
NOTE 3:	SUBSEQUENT EVENTS
At the date of this report, September 14, 2004, there have been no material events since the balance sheet date.

F-6

FIRST CHINA REDEVELOPMENT CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM

APRIL 16, 2004 (INCEPTION) THROUGH JUNE 30, 2004

NOTE 4:  GOING CONCERN

The Company is essentially a new venture. The Company does not have sufficient cash to indefinitely sustain operating losses, and as such, if additional financing is not obtained, further development of the business may be delayed. The limited operating history prohibits an effective evaluation of their future profitability, ability to generate cash flows, and ability to create additional business opportunities. The current uncertainties surrounding the sufficiency of its future cash flows, significant revenues, and the lack of firm commitments for additional capital raise substantial doubt about the Company to continue as a going concern.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITORS' REPORT

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

Board of Directors
Shanghai Huakai Estate Investment Company, Ltd.

INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Shanghai Huakai Estate Investment Company, Ltd. (the Company) as of December 2003 and 2002, and the related statements of income, changes in owners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

SPROUSE & ANDERSON, LLP
May 11, 2004
Austin, Texas

F-8

FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

ASSETS

	2003	2002
CURRENT ASSETS
Cash and cash equivalents	$ 762,241	$ 440,561
Real estate held for sale	203,871	2,653,425
Accounts receivable net of allowance of $0 and $0	67,845	116,490
Notes receivable	1,537,529	309,227
Other receivables	87,586	48,088
Amounts due from investors	-0-	550,763
Other assets	3,386	34,621
Total Current Assets	2,662,458	4,153,175

PROPERTY AND EQUIPMENT, net	186,030	219,873

OTHER ASSETS
Investment	12,078	12,078
Properties under development	326,489	-0-
Total Other Assets	338,567	12,078

TOTAL ASSETS	$3,187,055	$4,385,126

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$ 951,761	$1,167,374
Advances from customers	278,722	41,386
Other payable	-0-	2,084,195
Taxes payable	1,067	661
Amount due to an investor	103,840	-0-
Dividends payable	-0-	80,029
Total Current Liabilities	1,335,390	3,373,645

OWNERS’ EQUITY
Paid-in capital	1,207,730	603,865
Retained earnings	643,935	407,616
Total Equity	1,851,665	1,011,481

TOTAL LIABILITIES AND OWNERS’ EQUITY	$3,187,055	$4,385,126

SEE NOTES TO FINANCIAL STATEMENTS

F-9

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE
Sales of real estate	$5,613,051	$1,229,262
Rental income	63,768	-0-
Other income	90,314	15,586
Total Revenue	5,767,133	1,244,848
EXPENSES
Cost of sales	4,900,192	1,065,277
Selling expenses	5,973	122,373
General & administrative expenses	62,772	44,492
Total Expenses	4,968,937	1,232,142
OPERATING PROFIT	798,196	12,706

Other income, net	75,200	271,429

NET INCOME BEFORE INCOME TAXES	873,396	284,135
Enterprise income tax expense	33,212	8,681

NET INCOME	$ 840,184	$ 275,454

SEE NOTES TO FINANCIAL STATEMENTS

F-10

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENTS OF CHANGES IN OWNERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Paid-in Capital	Retained Earnings	Total

Balance at December 31, 2001	$ 603,865	$212,191	$ 816,056

Net income	-0-	275,454	275,454

Dividend	-0-	(80,029)	(80,029)

Balance at December 31, 2002	603,865	407,616	1,011,481

Net income	-0-	840,184	840,184

Dividend re-investment	603,865	(603,865)	-0-

Balance at December 31, 2003	$1,207,730	$643,935	$1,851,665

SEE NOTES TO FINANCIAL STATEMENTS

F-11

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003		2002
CASH FLOW FROM OPERATIONS
Net income	$840,184		$275,454
Non cash expenses included in net income:
Depreciation	33,825		22,724
Loss on sale of investments	18		-0	-
(Increase) decrease in assets:
Real estate held for sale	2,449,554		(2,179,206)
Accounts receivable	48,645		232,833
Notes receivables	(1,228,302)		321,675
Other receivables	(39,498)		499,552
Other assets	31,235		(6,650)
Increase (decrease) in liabilities:
Accounts payable	(269,961)		(347,930)
Advances from customers	237,336		41,386
Other payables	(2,084,195)		1,932,368
Tax payables	406		(5,682)
NET CASH PROVIDED BY OPERATING ACTIVITIES	19,247		786,524

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of land	(272,141)		-0	-
Purchase of fixed assets	-0	-	(27,355)
Investment in a related party	-0	-	(12,078)
Dividend paid	(80,029)		(122,285)
NET CASH USED BY INVESTING ACTIVITIES	(352,170)		(161,718)

CASH FLOW FROM FINANCING ACTIVITIES
Amounts received from investors	654,603		(283,074)
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	654,603		(283,074)

NET INCREASE IN CASH	321,680		341,732

CASH AND CASH EQUIVALENTS, Beginning of year	440,561		98,829

CASH AND CASH EQUIVALENTS , End of year	762,241		440,561

SUPPLEMENTAL DISCLOSURE
Cash paid for enterprise income tax	32,926		9,906

NON-CASH FINANCING AND INVESTING ACTIVITIES
Dividend re-investment	603,865		$-0-

SEE NOTES TO FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Shanghai Huakai Estate Investment Company Limited ("the Company") specializes in demolition and site clearance activities in areas of old housing scheduled for redevelopment in Shanghai and other surrounding cities. As part of this work, the Company arranges the negotiated relocation of the existing residents, a key aspect of which involves the construction or purchase of suitable apartments in Shanghai by the Company.

The Company was incorporated in the Peoples' Republic of China (the "PRC") on December 18, 1996. Originally, the Company was 60% and 40% owned by two investors.

In an investor meeting held on April 12, 2002, one investor agreed to transfer a 30% interest in the Company to the other original investor and a 10% equity interest to another individual. After the change in the equity interests, the Company is 90% and 10% owned by two investors.

In an investor meeting held on June 20, 2003, the registered capital was increased from $603,865 to $1,207,730 and the increased portion of capital was made through a dividend reinvestment of $603,865. After the dividend reinvestment, the Company is still 90% and 10% owned by two investors.

ESTIMATES

Management makes certain estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

REVENUE RECOGNITION

Sales of real estate are accounted for under the full accrual method. Under this method, a gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. The earnings process is generally considered complete upon receiving a significant deposit (defined as 15% of total sales price). For most sales contracts, significant deposits are received, and the total sales amount is normally collected within one year.

Rent is reported as income over the lease term as it becomes receivable according to the provisions of the lease. Rental income is recognized on a straight-line basis unless another systematic basis is more representative of the time pattern in which the benefits from the lease property is earned, in which case, that basis shall be used.

ACCOUNTS RECEIVABLE

Accounts receivable primarily consist of outstanding balances from the sales of real estate. Historically, the company has experienced minimal losses in collections of accounts receivable. No allowances were considered necessary in 2003 or 2002.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2003 AND 2002

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

REAL ESTATE HELD FOR SALE AND PROPERTIES UNDER DEVELOPMENT

Real estate held for sale and properties under development are stated at the lower of cost or estimated net realizable value.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Costs for additions and improvements to property and equipment that extend the original estimated economic useful lives are capitalized, while maintenance and repairs are charged to operations as incurred. Depreciation of fixed assets is calculated using the straight-line method over the estimated useful life of the asset, less any residual value, which is estimated at 3% of cost. Estimated useful lives are summarized as follows:

Office buildings	20 years
Motor vehicles	5-10 years
Office equipment	5 years
Leasehold improvements	5 years

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company places its cash with high-credit-quality financial institutions. The Company's receivables primarily result from sales of real estate. At December 31, 2003 and 2002, there was not a significant concentration of credit risk arising from cash and trade receivables.

COMPENSATED ABSENCES

Employees of the Company earn annual leave and sick leave on a monthly basis. All unused annual leave and sick leave lapse at year-end; therefore, there is no compensated absences liability at December 31, 2003 and December 31, 2002.

FOREIGN CURRENCY TRANSLATION

All operations are conducted in the PRC. The local currency is the functional currency (primary currency in which business is conducted). As the functional currency has been stable in relation to the US dollar for all periods presented, there is no adjustment resulting from translating the foreign functional currency assets and liabilities into US dollars. Accordingly, no such gain or loss from foreign currency translation is presented as a separate component of owners' equity.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2003 AND 2002

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RELATED PARTIES

Two parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

TAXATION

The Company is subject to enterprise incometax, sales tax, and other local levies. The calculation basis of these taxes payable bythe Company is set out as follows:

Sales tax	5% of gross profit of sales of real estate;
3% of construction fee income

Enterprise income tax	1.5% to 2% of gross profit of sales of real estate;
5% of consulting fee income;
4% of rental income;
1% of construction fee income

City construction tax, education fund,
and dam maintenance fund	5% to 7.5% of sales tax

NOTE 2

PROPERTY AND EQUIPMENT

Property, plant, and equipment consist of:

	2003	2002
Office Buildings	$152,271	$152,271
Motor Vehicles	86,293	86,293
Office Equipment	1,391	2,013
Leasehold Improvements	27,355	27,355
Total	267,310	267,932
Less accumulated depreciation	(81,280)	(48,059)
Net Property, Plant, and Equipment	$186,030	$219,873

Depreciation expense for the years ended December 31, 2003 and 2002 was $33,825 and $22,724, respectively.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

DECEMBER 31, 2003 AND 2002

NOTE 3: INVESTMENT

The Company has a 10% ownership interest in a real estate brokerage company. The investment is stated at the lower of cost or fair market value. There are no transactions between the Company and its invested entity.

NOTE 4:	NOTES RECEIVABLE

During 2003, the Company made cash advances to various customers and/or business partners under note agreements with no fixed terms and is non-interest bearing.

		2003	2002

	Notes receivable, non-interest bearing, due in December
	31, 2004, less unamortized discount of $59,068 based on
	imputed interest rate of 5.10% in 2003 and $35,801
	based on imputed interest rate of 5.49% in 2002	$1,131,371	$309,227

	Note receivable, non-interest bearing, due May 31, 2004,
	less unamortized discount of $7,931 based on imputed
	interest rate of 5.10%	370,088	-0	-

	Note receivable, non-interest bearing, due on demand,
	less unamortized discount of $1,883 based on imputed	36,070	-0	-
	interest rate of 5.10%
		$1,537,529	$309,227

	At December 31, 2003, the Company has a payable to
	one businesspartner/customer for $897,413 that is
	recorded in accounts payable.

NOTE 5:	RELATED PARTY TRANSACTIONS

	At December 31, 2003, the Company had a payable to an investor in the
	amount of $103,840. At December 31, 2002, the Company had $550,763
	receivable from two investors, which was collected in June 2003.

NOTE 6:	SUBSEQUENT EVENTS

	Pursuant to an agreement dated June 15, 2004, the majority owner agreed to significant
	changes in the equity interests of investors, introducing several minorityinterests described
	in the agreement, and calling for an exchange of 100% of capital contributions for stock in a
	Nevada (U.S.A.) Corporation.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDING JUNE 30, 2004

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

BALANCE SHEET

JUNE 30, 2004

ASSETS

JUNE 30, 2004
CURRENT ASSETS
Cash	$ 250,779
Real estate held for sale	562,809
Accounts receivable	67,845
Notes receivable	1,581,660
Other receivables	105,144
Amounts due from investors	8,600
Other assets	6,220
Total Current Assets	2,583,057

PROPERTY AND EQUIPMENT, net	174,724

OTHER ASSETS
Investment	12,077
Properties under development	363,155
Total Other Assets	375,232

TOTAL ASSETS	$3,133,013

LIABILITIES AND OWNERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$ 1,074,554
Advances from customers	28,502
Other payable	10,527
Taxes payable	37,738
Amount due to an investor
Dividends payable	-0-
Total Current Liabilities	1,151,321
OWNERS’ EQUITY
Paid-in capital	1,207,730
Retained earnings	773,962
Total Equity	1,981,692

TOTAL LIABILITIES AND OWNERS’ EQUITY	$ 3,133,013

SEE NOTES TO FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENT OF INCOME

FOR THE SIX MONTHS ENDING JUNE 30, 2004

JUNE 30, 2004
REVENUE
Sales of real estate	$1,251,742
Rental income	31,159
Other income	-0-
Total Revenue	1,282,901

EXPENSES
Cost of sales	716,503
Selling expenses	16,607
General & administrative expenses	31,782
Total Expenses	764,892

OPERATING PROFIT	518,009

Other income, net	4,371

NET INCOME BEFORE INCOME TAXES	522,380

Enterprise income tax expense	11,918

NET INCOME	$510,462

SEE NOTES TO FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENT OF CHANGES IN OWNERS’ EQUITY

FOR THE SIX MONTHS ENDING JUNE 30, 2004

	Paid-in Capital	Retained Earnings	Total

Balance at December 31, 2001	$ 603,865	$ 212,191	$ 816,056

Net income	-0-	275,454	275,454

Dividend	-0-	(80,029)	(80,029)

Balance at December 31, 2002	603,865	407,616	1,011,481

Net income	-0-	840,184	840,184

Dividend re-investment	603,865	(603,865)	-0-

Balance at December 31, 2003	$1,207,730	$ 643,935	$1,851,665

Net income	-0-	510,462	510,462

Dividend	-0-	(380,435)	(380,435)

Balance at June 30, 2004	$1,207,730	$ 773,962	$1,981,962

SEE NOTES TO FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDING JUNE 30, 2004

June, 2004
CASH FLOW FROM OPERATIONS
Net income	$510,462
Non cash expenses included in net income:
Depreciation	11,306
Loss on sale of investments	-0-
(Increase) decrease in assets:
Real estate held for sale	(358,938)
Notes receivable	25,693
Other receivables	(87,382)
Other assets	(2,834)
Increase (decrease) in liabilities:
Accounts payable	122,793
Advances from customers	(250,220)
Other payables	10,527
Tax payables	36,671
NET CASH PROVIDED BY OPERATING ACTIVITIES	18,078

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of land	(36,666)
Purchase of fixed assets	-0-
Investment in a related party	-0-
Dividend paid	-0-
NET CASH USED BY INVESTING ACTIVITIES	(36,666)

CASH FLOW FROM FINANCING ACTIVITIES
Amounts due from investors	(8,600)
Dividend Paid	(380,435)
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	(492,875)

NET DECREASE IN CASH	(511,462)

CASH, Beginning of year	762,241

CASH, End of year	$ 250,779

SUPPLEMENTAL DISCLOSURE
Cash paid for enterprise income tax	$ 11,918

NON-CASH FINANCING AND INVESTING ACTIVITIES
Dividend re-investment	$ -0-

SEE NOTES TO FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2004

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Shanghai Huakai Estate Investment Company Limited (“the Company”) specializes in demolition and site clearance activities in areas of old housing scheduled for redevelopment in Shanghai of Peoples’ Republic of China and other surrounding cities.  As part of this work, the Company negotiates relocation of the existing residents, a key aspect of which involves the construction or purchase of suitable apartments in Shanghai by the Company.

The Company was incorporated in the Peoples’ Republic of China (the “PRC”) on December 18, 1996.  Originally, the Company was 60% and 40% owned by two investors.

In an investor meeting held on April 12, 2002, one investor agreed to transfer 30% and 10% equity interests in the Company to the original investor and another individual.  After the change in the equity interests, the Company was 90% and 10% owned by two investors.

In an investor meeting held on June 20, 2003, the registered capital was increased from $603,865 to $1,207,730 and the increased portion of capital was made through a dividend reinvestment of $603,865.  After the dividend reinvestment, the Company was still 90% and 10% owned by two investors.

In an investor meeting held on June 15, 2004, the majority owner agreed to significant changes in the equity interests of investors, introducing several minority interests described in the agreement, and calling for an exchange of 100% of capital contributions for stock in a Nevada (U.S.A.) Corporation. After the change in the equity interests, the Company is 87.2% and 9.8% owned by two majority investors, 3% owned by several minority interests.

ESTIMATES

Management makes certain estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from those estimates.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

JUNE 30, 2004

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

Sales of real estate are accounted for under the full accrual method. Under this method, a gain is not recognized until the collectibility of the sales prices is reasonably assured and the earnings process is virtually complete.  The earnings process is generally considered complete upon receiving a significant deposit (defined as at 15% of total sales price).  For most sales contracts significant deposits are received and the total sales amount is normally collected within one year.

Rent is reported as income over the lease term as it becomes receivable according to the provisions of the lease.  Rental income is recognized on a straight-line basis unless another systematic basis is more representative of the time pattern in which the use benefits from the lease property is earned, in which case that basis shall be used.

ACCOUNTS RECEIVABLE

Accounts receivable primarily consists of outstanding balances from the sales of real estate. Historically, the company has experienced minimal losses in collections of accounts receivable.  No reserves were considered necessary during January to June in 2004.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

REAL ESTATE HELD FOR SALE AND PROPERTIES UNDER DEVELOPMENT

Real estate held for sale and properties under development are stated at the lower of cost or estimated net realizable value.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

JUNE 30, 2004

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation.  Expenses for additions and improvements of property and equipment that extend the original estimated economic useful lives are capitalized, while maintenance and repairs are charged to operations as incurred. Depreciation of fixed assets is calculated using straight-line method over the estimated useful lives less any residual value, which is estimated at 3% of the cost.  Estimated useful lives are summarized as follows:

Office buildings	20 years
Motor vehicles	5-10 years
Office equipment	5 years
Leasehold improvements	5 years

CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables.  The Company places their cash with high-credit-quality financial institutions.  The Company’s receivables primarily result from sales of real estate. At June 30, 2004, there was not a significant concentration of credit risk arising from cash and trade receivables.

COMPENSATED ABSENCES

Employees of the Company earn annual leave and sick leave on a monthly basis.  All unused annual leave and sick leave lapse at year-end, therefore, there is no compensated absences liability at June 30, 2004.

FOREIGN CURRENTY TRANSALATION

All operations are conducted in the PRC.  The local currency is the functional currency (primary currency in which business is conducted).  As the functional currency has been stable in relation to the US dollars for all periods presented, there is no adjustment resulting from translating the foreign functional currency assets and liabilities into US dollars.  Accordingly, no such gain or loss from foreign currency translation is presented as a separate component of owners’ equity.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

JUNE 30, 2004

NOTE 1:

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RELATED PARTIES

Two parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions.  Parties are also considered to be related if they are subject to common control or common significant influence.

TAXATION

The Company is subject to enterprise income tax, sales tax and other local levies.  The calculation basis of these taxes payable by the Company is set out as follows:

Sales tax	5% of gross profit of sales of real estate; 3% of construction fee income
Enterprise income tax	1.5% to 2% of gross profit of sales of real estate; 5% of consultancy fee income; 4% of rental income; 1% of construction fee income
City construction tax, education fund and dam maintenance fund	5% to 7.5% of sales tax

NOTE 2:

PROPERTY AND EQUIPMENT

Property, plant, and equipment consist of:

June, 2004
Office Buildings	$152,271
Motor Vehicles	86,293
Office Equipment	1,391
Leasehold Improvements	27,355
Total	267,310
Less accumulated depreciation	(92,586)
Net Property, Plant, and Equipment	$174,724

Depreciation expense for the year ended June 30, 2004 was $11,306.

SHANGHAI HUAKAI ESTATE INVESTMENT COMPANY, LTD.

NOTES TO FINANCIAL STATEMENTS

(Continued)

JUNE 30, 2004

NOTE 3:

INVESTMENT

The Company has a 10% ownership interest in a real estate brokerage company.  The investment is stated at the lower of cost or fair market value.  There are no transactions between the Company and its invested entity.

NOTE 4:

NOTES RECEIVABLE

During 2003 the Company made cash advances to various customers and/or business partners under note agreements with no fixed terms and which is non-interest bearing.

June, 2004
Notes receivable, non-interest bearing, due in December 31, 2004, Less unamortized discount of $ 37,873 in 2004 and $59,068 in 2003 based on imputed interest rate of 5.1%, and $35,801 based on imputed interest rate of 5.49% in 2002.	$1,158,604
Note receivable, non-interest bearing, due May 31, 2004, less unamortized discount NIL.	$ 60,386
Note receivable, non-interest bearing, due on demand, less unamortized discount NIL.	$ 362,670
$1,581,660

At June 30, 2004, the Company has two payables to business partners/customers for $599,847 and $474,707 respectively; they are recorded in accounts payable.

NOTE 5:

RELATED PARTY TRANSACTIONS

At June 30, 2004, the Company had a payable due from an investor in the amount of $8,600.

During the period, the Company paid an agency fee of  $16,607 to its investee.

NOTE 6:

SUBSEQUENT EVENTS

There have been no subsequent events of any material effect in the six months ending June 30, 2004.

FIRST CHINA REDEVELOPMENT CORPORATION AND
SUBSIDIARY SHANGHAI HUA KAI ESTATE INVESTMENT CO.
CONDENSED PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2004

PRO FORMA FINANCIAL INFORMATION

Condensed Pro Forma Balance Sheet	F-27

Condensed Pro Forma Statement of Income and Expenses	F-28

Item 310(d) of SEC Regulation S-B requires pro forma financial information under the circumstances presented in this Registration Statement. The pro forma effects of the pending acquisition of Shanghai Hua Kai Real Estate Investment Company, Ltd. by First China Development Corporation are properly shown in the following statements.

First China Redevelopment Corp and Subsidiary Shanghai Hua Kai Estate Investment Co. Condensed Pro-Forma Balance Sheet As Of June 30, 2004

	Shanghai Hua Kai Estate Investment Co.	First China Redevelopment Corp.	Acquisition/Merger	Public Stock Distribution	ProForma Consolidated

ASSETS

CURRENT ASSETS

Cash	$250,779	$2,000			$252,779

Real Estate Held for Sale	562,809				562,809

Other Current Assets	187,809				187,809

Notes Receivable	1,581,660				1,581,660

Total Current Assets	2,583,057	2,000			2,585,057

PROPERTY AND EQUIPMENT - NET	174,724				174,724

OTHER ASSETS

Investments and Properties under Development	375,232				375,232

Total Other Assets	375,232				375,232

TOTAL ASSETS	$3,133,013	$2,000			$3,135,013

CURRENT LIABILITIES

Accounts Payable	$1,074,554	$2,750			$1,077,304

Other Current Liabilities	76,767				76,767

Total Current Liabilities	1,151,321	2,750			1,154,071

STOCKHOLDERS' EQUITY

Common Stock	0		18,000	2,000	20,000
Paid In Capital	1,207,730		-18,000	-2,000	1,187,730
Retained Earnings	773,962	-750			773,212
Total Equity	1,981,692	-750			1,980,942

TOTAL LIABILITIES AND EQUITY	$3,133,013	$2,000			$3,135,013

First China Redevelopment Corp and Subsidiary Shanghai Hua Kai Estate Investment Co. Condensed Pro Forma Statement of Income and Expense For the Six Months Ended June 30, 2004

	Shanghai Hua Kai Estate Investment Co.	First China Redevelopment Corp.	Pro Forma Consolidated

REVENUE
Sales of Real Estate and Rental Income	$1,282,901	0	$1,282,901
Total Revenue	1,282,901	0	1,282,901

EXPENSES
Cost of Sales	716,503		716,503
Other Expenses, net of other income	44,018	750	44,768
Total Expenses	760,521	750	761,271

NET INCOME BEFORE INCOME TAXES	522,380	-750	521,630

Income Tax Expense	11,918	0	11,918

NET INCOME	$510,462	$ -750	$509,712

Part II
Information not Required in the Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

           The Articles of Incorporation of the Registrant waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law (“NGCL”) which concerns wrongful distributions to shareholders.

           While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s or officer’s breach of his or her duty of care.

           The Articles and By-Laws provide for indemnification of the directors and officers of the Registrant to the fullest extent legally permitted by the laws of the State of Nevada, as then in effect. The indemnification rights conferred by the By-Laws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers and will enter into an indemnification agreement with each of its directors. Under its form of indemnification agreement, the Registrant agrees to indemnify its directors against all expenses, liability or losses incurred by the directors in their capacity as such: (i) to the fullest extent permitted by applicable law; (ii) as provided in the By-Laws as in effect on the date of such agreement; and (iii) in the event the Registrant does not maintain the aforementioned insurance or comparable coverage, to the full extent provided in the applicable policies as is in effect on the date of such agreement (the Registrant’s obligations described in (ii) and (iii) being subject to certain exceptions). Contractual rights under such indemnification agreements are believed to provide the directors more protection than the By-Laws, which are subject to change.

           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of a small business issuer (the Registrant) pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The expenses to be paid in connection with the securities being registered are as follows:

Accounting fees and expenses	$
Blue Sky fees and expenses	$
Legal fees and expenses	$
Printing expenses	$
Postage and miscellaneous expenses	$
Registration Fee		$666.67

Total	$

UNDERTAKINGS

           The Registrant will:

           (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

           (iii) Include any additional or changed material information on the plan of distribution.

           (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offereing of the securities at that time to be the initial bona fide offering.

           (3) File a post-effective amendment to remove from registration any of the securities that remain undistributed at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

          None. No shares of the Company will be distributed until the registration statement has been declared effective. Distribution will be made to the Distributees (2,000,000 shares) and to the owners of 100% of the registered capital of Hua Kai (18,000,000) as set forth in the prospectus.

INDEX TO EXHIBITS

                The following Exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

4.1	Specimen Stock Certificate of the Company

5	Opinion of Griffith, McCague & Fernsler, P.C. as to the legality of the Shares

23.1(a)	Consent of Sprouse & Anderson, Auditors

23.1(b)	Consent of Sprouse & Anderson, Auditors

23.2	Consent of Griffith, McCague & Wallace, P.C. (contained in Exhibit 5 above)

24	Power of Attorney

II-4

Signatures

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, being duly authorized, in the City of Hingham, Massachusetts on October 27, 2004.

First China Redevelopment Corporation

By:	*/s/ Frank G. Wright

Name:	Frank G. Wright
Title:	President and Chief Executive Officer
Date:	October 27, 2004

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Frank G. Wright and Charles B. Jarrett, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

*Frank G. Wright
Director, President and
	Chief Executive Officer	October 27, 2004

*Lee B. Wright	Secretary	October 27, 2004

`

*By:	/s/ Charles B. Jarrett, Jr.

Charles B. Jarrett, Jr.
Attorney-in-Fact

II-5